UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2009

THE PRINCETON REVIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street

Framingham, Massachusetts 01701

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (508) 663-5050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Princeton Review, Inc., a Delaware corporation (the “Company”) entered into a material definitive agreement dated as of March 26, 2009 (the “Registration Agreement”) relating to the resale of up to 2,000,000 shares of the Company’s common stock (the “Shares”) held by Mr. John S. Katzman (“Mr. Katzman”). Mr. Katzman founded The Princeton Review in 1981 and served as Executive Chairman from July 2007 to September 5, 2008 and as a director of The Princeton Review since its formation until November 21, 2008. Mr. Katzman served as Chairman of the Board of Directors of The Princeton Review from 1981 through November 2006. Mr. Katzman is the brother of Richard Katzman, a member of the Board of Directors.

The Registration Agreement provides that, upon the terms and subject to the conditions set forth in the Registration Agreement, the Company shall file with the Securities and Exchange Commission (the “SEC”) a Form S-3 registration statement with respect to the Shares as soon as practicable. The Company is required to prepare and file any amendments and supplements to the registration statement, and the prospectus used in connection with the registration statement, in order to enable the disposition of all the securities covered by the registration statement. The Company is required to keep the registration statement effective for a period of sixty (60) days or, if earlier, until the distribution contemplated in the registration statement has been completed. All expenses incurred in connection with the Registration Agreement are to be borne by Mr. Katzman.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1 Registration Agreement, dated as of March 26, 2009, by and between The Princeton Review, Inc. and John S. Katzman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.
Date: March 31, 2009
/s/ Neal S. Winneg
	Name:	Neal S. Winneg
	Title:	Executive Vice President